                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            ITLA Capital Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [ITLA LOGO]

                            ITLA CAPITAL CORPORATION
                         888 PROSPECT STREET, SUITE 110
                           LA JOLLA, CALIFORNIA 92037
                                 (619) 551-0511
                            ------------------------

                                 JUNE 21, 1999

Dear Fellow Shareholder:

     On behalf of the Board of Directors and management of ITLA Capital Corporation ("ITLA Capital"), we cordially invite you to attend the Annual Meeting of Shareholders of ITLA Capital (the "Meeting"). The Meeting will be held at 1:00 p.m., California time, on July 30, 1999 at the Radisson Hotel at 3299 Holiday Court, La Jolla, California.

     An important aspect of the Meeting is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. Shareholders are being asked to consider and vote upon (i) the election of two directors of ITLA Capital, and (ii) the ratification of the appointment of Arthur Andersen LLP as ITLA Capital's independent auditors for the fiscal year ending December 31, 1999. Your Board of Directors unanimously recommends that you vote FOR each of the Board of Directors' nominees for election as directors and FOR the ratification of the appointment of Arthur Andersen LLP as ITLA Capital's independent auditors for the fiscal year ending December 31, 1999.

     We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This action will save ITLA Capital additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

     Thank you for your attention to this important matter.

                                          Very truly yours,
                                          /s/ GEORGE W. HALIGOWSKI
                                          George W. Haligowski
                                          Chairman of the Board

                                  [ITLA LOGO]

                            ITLA CAPITAL CORPORATION
                         888 PROSPECT STREET, SUITE 110
                           LA JOLLA, CALIFORNIA 92037
                                 (619) 551-0511
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 30, 1999

     Notice is hereby given that the Annual Meeting of Shareholders of ITLA Capital Corporation ("ITLA Capital") will be held at the Radisson Hotel at 3299 Holiday Court, La Jolla, California, on July 30, 1999 at 1:00 p.m., California time.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1. The election of two (2) directors of ITLA Capital;

     2. The ratification of the appointment of Arthur Andersen LLP as independent auditors for ITLA Capital for the fiscal year ending December 31, 1999; and

such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Shareholders of record at the close of business, eastern standard time, on June 2, 1999 are the shareholders entitled to vote at the Meeting and any adjournments thereof. A complete list of shareholders entitled to vote at the Meeting will be available for inspection by shareholders at the offices of ITLA Capital during the ten days prior to the Meeting, as well as at the Meeting.

     You are requested to complete, sign and date the enclosed form of proxy which is solicited on behalf of the Board of Directors and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                          By Order of the Board of Directors
                                          /s/ GEORGE W. HALIGOWSKI
                                          George W. Haligowski
                                          Chairman of the Board, President and
                                          Chief Executive Officer

La Jolla, California
June 21, 1999

 IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE ITLA CAPITAL THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED
  ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED
                           WITHIN THE UNITED STATES.

                            ITLA CAPITAL CORPORATION
                         888 PROSPECT STREET, SUITE 110
                           LA JOLLA, CALIFORNIA 92037
                                 (619) 551-0511
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 30, 1999

     This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of ITLA Capital Corporation ("ITLA Capital"), of proxies to be used at the Annual Meeting of Shareholders of ITLA Capital (the "Meeting"), and all adjournments of the Meeting. The Meeting is to be held at the Radisson Hotel, 3299 Holiday Court, La Jolla, California, on July 30, 1999 at 1:00 p.m., California time. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about June 21, 1999. Certain of the information provided herein relates to Imperial Thrift and Loan Association ("Imperial Thrift and Loan") and ITLA Funding Corporation ("ITLA Funding"), wholly-owned subsidiaries of ITLA Capital.

     At the Meeting, shareholders of ITLA Capital are being asked to consider and vote upon the election of two directors of ITLA Capital and the ratification of the appointment of Arthur Andersen LLP as ITLA Capital's independent auditors for the fiscal year ending December 31, 1999.

VOTING RIGHTS AND PROXY INFORMATION

     All shares of ITLA Capital common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominee and the adoption of the proposal set forth in this Proxy Statement. ITLA Capital does not know of any matters, other than as described in the Notice of Annual Meeting of Shareholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed Form of Proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the shareholders.

     Proxies marked to abstain have the same effect as votes against the proposal, while broker non-votes have no effect on the vote. A majority of the shares of ITLA Capital's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

     A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of ITLA Capital a subsequent proxy relating to the same shares prior to the exercise of such proxy, (ii) filing with the Secretary of ITLA Capital at or before the Meeting a written notice of revocation bearing a later date than the proxy, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Anthony A. Rusnak, Esq., Secretary of ITLA Capital, at ITLA Capital Corporation, 888 Prospect Street, Suite 110, La Jolla, California 92037.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record as of the close of business, eastern standard time on June 2, 1999 will be entitled to one vote for each share then held. As of that date, ITLA Capital had 7,166,484 shares of Common Stock outstanding.

     The following table sets forth, as of June 2, 1999, certain information as to (i) those persons who were known by management to be beneficial owners of more than five percent of ITLA Capital Common Stock outstanding; (ii) the shares of Common Stock beneficially owned by the executive officers named below; and
(iii) as to the shares of Common Stock beneficially owned by all executive officers and directors of ITLA Capital as a group.

                                                                 SHARES
                                                              BENEFICIALLY    PERCENT OF
BENEFICIAL OWNER                                                 OWNED          CLASS
----------------                                              ------------    ----------
Thomson Horstmann & Bryant, Inc.............................    860,700(1)      12.01%
  Park 80 West, Plaza Two
  Saddle Brook, New Jersey 07663
Wellington Management Company, LLP..........................    717,400(2)      10.10%
  75 State Street
  Boston, Massachusetts 02109
Franklin Mutual Advisors, Inc...............................    709,000(3)       9.89%
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078
Dimensional Fund Advisors...................................    503,300(4)       7.02%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Friedman, Billings, Ramsey Group, Inc. .....................    485,170(5)       6.77%
  1001 19th Street North
  Arlington, Virginia 22209
George W. Haligowski........................................    342,204(6)       4.58%
  Chairman of the Board, Chief Executive Officer and
  President of ITLA Capital
Norval L. Bruce.............................................     55,116(6)           (7)
  President and Chief Operating Officer of Imperial Thrift
  and Loan
Michael A. Sicuro...........................................     43,837(6)           (7)
  Managing Director and Chief Financial Officer of ITLA
  Capital
George J. Guarini...........................................     43,079(6)           (7)
  President and Chief Executive Officer of ITLA Funding
Steven C. Romelt............................................     21,666(6)           (7)
  Senior Vice President and Chief Lending Officer of
  Imperial Thrift and Loan
All directors and executive officers as a group
  (11 persons)..............................................    569,935(6)       7.40%

---------------
(1) As reported by Thomson Horstmann & Bryant, Inc. ("Thomson") on a Schedule 13G/A filed on or about January 29, 1999 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Thomson reported sole voting power as to 537,300 shares, sole dispositive power as to 860,700 shares, shared voting power as to 10,700 shares, and shared dispositive power as to none of the 860,700 shares covered by the report. Management and the Board are not aware of any additional filings.

(2) As reported by Wellington Management Company, LLP ("Wellington") on a
    Schedule 13G/A filed on or about February 10, 1999 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Wellington reported sole voting and sole dispostive powers as to none of the shares, shared voting power as to 355,000 shares, and shared dispositive power as to all of the 717,400 shares covered by the report. Management and the Board are not aware of any additional filings.

(3) As reported by Franklin Resources, Inc. ("Franklin") on a Schedule 13G/A filed on or about February 4, 1998 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Franklin reported sole voting and sole dispositive powers as to 709,000 shares, and shared voting and shared dispositive powers as to none of the 709,000 shares covered by the report. Management and the Board are not aware of any additional filings.

(4) As reported by Dimensional Fund Advisors ("Dimensional") on a Schedule 13D filed on or about February 6, 1999 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Dimensional reported sole voting and sole dispositive powers as to 503,300 shares, and shared voting and shared dispositive powers as to none of the 503,300 shares covered by the report. Management and the Board are not aware of any additional filings.

(5) As reported by Friedman, Billings, Ramsey Group, Inc. ("FBR") on a Schedule 13G/A filed on or about February 16, 1999 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. FBR reported sole voting and sole dispositive powers as to 485,170 shares, and shared voting and shared dispostive powers as to none of the 485,170 shares covered by the report. Management and the Board are not aware of any additional filings.

(6) Includes shares held directly, as well as an aggregate of 536,167 shares which are subject to immediately exercisable options and options exercisable within 60 days of June 2, 1999, under ITLA Capital's Stock Option Plan, shares held in retirement accounts or by certain members of the named individual's families or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or dispositive power. The named individuals of the group held exercisable options and options exercisable within 60 days of June 2, 1999 as follows: Chairman Haligowski -- 313,334 shares; Director Lipscomb -- 8,000 shares; Director Mayuga -- 8,000 shares; Director
    Oribe -- 8,000 shares; Director Reed -- 8,000 shares; Norval L.
    Bruce -- 53,334 shares; Michael A. Sicuro -- 43,333 shares; George J. Guarini -- 41,667 shares; and Steven C. Romelt -- 21,666 shares.

(7) Less than one percent.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     ITLA Capital's Board of Directors is composed of six members. One-third of the directors are scheduled to be elected annually. Directors of ITLA Capital are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall have qualified.

     The table below sets forth certain information regarding the composition of ITLA Capital's Board of Directors, including the directors' terms of office. The composition of the Board of Directors of ITLA Capital and its subsidiary, Imperial Thrift and Loan is identical. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reasons why the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                                 SHARES OF
                                                                               COMMON STOCK
                                                                               BENEFICIALLY
                                 POSITIONS HELD IN ITLA  DIRECTOR   TERM TO      OWNED AT       PERCENT OF
NAME                    AGE(1)          CAPITAL           SINCE     EXPIRE    JUNE 2, 1999(2)     CLASS
----                    ------   ----------------------  --------   -------   ---------------   ----------
NOMINEES
George W.
  Haligowski..........    44     Chairman of the Board,    1996      2002         342,204          4.58%
                                 President and Chief
                                 Executive Officer
Hirotaka Oribe........    64     Director                  1996      2002           8,200              (3)

                                                                                 SHARES OF
                                                                               COMMON STOCK
                                                                               BENEFICIALLY
                                 POSITIONS HELD IN ITLA  DIRECTOR   TERM TO      OWNED AT       PERCENT OF
NAME                    AGE(1)          CAPITAL           SINCE     EXPIRE    JUNE 2, 1999(2)     CLASS
----                    ------   ----------------------  --------   -------   ---------------   ----------
DIRECTORS CONTINUING IN
OFFICE
Norval L. Bruce.......    57     Director                  1997      2000          55,116              (3)
Jeffrey L. Lipscomb...    44     Director                  1996      2000           8,000              (3)
Sandor X. Mayuga......    50     Director                  1996      2001           8,800              (3)
Robert R. Reed........    62     Director                  1996      2001           8,200              (3)

---------------
(1) As of June 2, 1999.

(2) Includes shares held directly, shares held in retirement accounts or by certain members of the named individuals' families or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or investment power. Includes for Messrs. Haligowski, Mayuga, Reed, Bruce, Oribe and Lipscomb, respectively, 313,334 shares, 8,000 shares, 8,000 shares, 53,334 shares, 8,000 shares, and 8,000 shares, which are subject to currently exercisable options and options exercisable within 60 days of June 2, 1999, under ITLA Capital's stock option plans.

(3) Less than 1%.

     The business experience of each of the directors of ITLA Capital and Imperial Thrift and Loan for at least the past five years is as follows:

     George W. Haligowski has served as Chairman of the Board, President and Chief Executive Officer of ITLA Capital since inception, and of Imperial Thrift and Loan from 1992 until October 1997. He has served as Chairman of the Board and Chief Executive Officer of Imperial Thrift and Loan since October 1997. From 1990 to the present, he has also served as President, Chief Executive Officer and Principal of Halivest International, Ltd., an international finance and asset management company. He was previously employed as a Vice President by Shearson Lehman Hutton (1988 to 1990) and Prudential-Bache Securities (1983 to
1988), and by Avco Financial Services as Regional Director of its Japanese branch operations (1976 to 1981), as Training Coordinator for Avco Thrift and Loan (1976) and as a Branch Manager (1974 to 1976).

     Hirotaka Oribe is a licensed architect with international experience in real estate development and urban planning. Since 1993, Mr. Oribe has served as an advisor to Kajima Development Resources, Inc. From 1979 to 1993, Mr. Oribe was Executive Vice President, Chief Operating Officer and a Director of Kajima Development Corporation, a firm engaged in development and construction of single-family and multi-family housing, office buildings and retail space, and land development. Mr. Oribe previously held other positions with affiliates of Kajima Corporation of Japan from 1973 to 1979 and was a practicing architect from 1962 to 1973.

     Sandor X. Mayuga is a member of the State Bar of California, and has been a member of the law firm of Tisdale & Nicholson since 1994. He conducted his own law practice from 1983 to 1994 and was a partner in the Financial Institutions Department of Finley, Kumble, Wagner, Heine, Underberg, Manly & Casey, a New York-based national law firm, from 1980 to 1983. Previously, he served as Assistant General Counsel of Hunt-Wesson Foods, Inc., a subsidiary of Norton Simon, Inc., and was associated with two large regional law firms in Los Angeles County. Since 1980, Mr. Mayuga's practice has focused on the representation of financial institutions and other finance-related businesses in corporate, transactional and regulatory matters.

     Robert R. Reed is retired from Household International where he was employed in various positions from 1960 to 1992. Mr. Reed served as Vice President of Household Bank from 1980 to 1992. Mr. Reed was previously employed in management positions with Household Financial Corporation from 1962 to 1980.

     Norval L. Bruce has served as President and Chief Operating Officer of Imperial Thrift and Loan since October 1997, and previously was the Executive Vice President and Chief Credit Officer of Imperial Thrift and Loan from 1990 to October 1997. Mr. Bruce is also a director of ITLA Capital, Imperial Thrift and Loan and ITLA Funding. From 1988 to 1989, he served as Executive Vice President and Chief Credit Officer of Security Pacific Bank, Nevada. He was previously employed by Security Pacific Bank from 1965 to 1988 in a variety of positions including management positions in which he was responsible for both loan origination and credit quality.

     Jeffrey L. Lipscomb is an Investment Advisory Associate with EQ Financial Consultants, Inc. and formerly was a Registered Principal and Assistant Manager of the San Diego office of Equitable Financial Companies since 1986, handling corporate group benefits and personal financial planning.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     Meetings of the Board of Directors of ITLA Capital are generally held as required. During fiscal 1998 the Board of Directors held six meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors of ITLA Capital held during 1998 and the total number of meetings held by all Board committees on which any such director served during 1998. The Board of Directors of ITLA Capital has standing Executive, Audit and Compensation Committees, the function and composition of which are set forth below.

     ITLA Capital's Board of Directors acts as the nominating committee that nominates officers and directors for election as well as nominees to fill any vacancies which may exist on the Board. The Board will consider nominees recommended by others, however, it has not actively solicited nominations nor established any procedures for this purpose. Pursuant to ITLA Capital's Bylaws, nominations must be delivered in writing to the Secretary of ITLA Capital at least 60 days prior to the date of the annual meeting.

     Executive Committee. The primary responsibilities of the Executive Committee are to advise ITLA Capital's management on matters when the full Board of Directors is unavailable or to conduct business as specifically designated by the full Board. The current members of the Executive Committee are Messrs. Haligowski, Oribe and Bruce. The Executive Committee held thirteen meetings in fiscal 1998.

     Audit Committee. The primary responsibilities of the Audit Committee are to recommend to the Board of Directors a firm of independent certified public accountants to conduct the annual audit of ITLA Capital's books and records; to review with such accounting firm the scope and results of the annual audit; to review the performance by such independent accountants of professional services in addition to those which are audit related; and to consult with the internal and independent auditors with regard to the adequacy of ITLA Capital's system of internal controls. The members of the Audit Committee are Messrs. Lipscomb and Mayuga. The Audit Committee held four meetings in fiscal 1998.

     Compensation Committee. The primary responsibilities of the Compensation Committee are to establish and review the compensation, both direct and indirect, to be paid to ITLA Capital's executive officers and other members of management; to review and submit to the Board of Directors its recommendations with respect to executive compensation plans; to establish and review periodically ITLA Capital's policies relating to executive perquisites; and to oversee ITLA Capital's employee benefit plans. The members of the Compensation Committee are Messrs. Lipscomb and Oribe. The Compensation Committee met twice in fiscal 1998.

DIRECTORS COMPENSATION

     Directors Fees. Each non-employee director was paid a monthly fee during 1998 of $1,800 for serving on ITLA Capital's Board of Directors. Each non-employee director is paid $500 for each board and committee meeting attended.

     Voluntary Retainer Stock and Deferred Compensation Plan. ITLA Capital has a Voluntary Retainer Stock and Deferred Compensation Plan for Outside Directors (the "Outside Director Plan"). The Outside Director Plan provides for the deferral of compensation earned by non-employee directors of ITLA Capital in the form of stock units ("Stock Units") in a Stock Unit account ("Stock Unit Account"). Directors may elect to have up to 100% of their fees converted into stock units.

     For dividends paid with respect to ITLA Capital's Common Stock, each non-employee director has credited to his or her Stock Unit Account an additional number of Stock Units in an amount determined under the Outside Director Plan. Each non-employee director's Stock Unit Account shall be settled by delivering to the non-employee director (or his beneficiary) the number of shares of ITLA Capital Common Stock equal to the number of whole Stock Units then credited to the non-employee director's Stock Unit Account, in either (i) a lump sum or (ii) substantially equal annual installments over a period not to exceed ten years.

     The Director Stock Option Plan. ITLA Capital has a Director Stock Option Plan pursuant to which directors are eligible to receive options to purchase Common Stock. The purpose of the Director Stock Option Plan is to enable ITLA Capital to attract, retain and motivate directors and further align their interests with those of ITLA Capital.

     Grants to non-employee directors are made by the Board of Directors pursuant to a predetermined formula. Stock options to purchase 5,000 shares of Common Stock are automatically granted to non-employee directors upon their initial election to the Board of Directors, and options to purchase an additional 1,000 shares are granted annually thereafter, provided such individuals continue to serve as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the Compensation Committee, which acts as the compensation committee of ITLA Capital and its subsidiaries, was comprised of Messrs. Lipscomb and Oribe.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for services in all capacities to ITLA Capital and its subsidiaries for the years ended December 31, 1998, 1997 and 1996 of the Chief Executive Officer and the named executive officers of ITLA Capital and its subsidiaries with salary and bonus greater than $100,000 for the year ended December 31, 1998 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                              ANNUAL COMPENSATION            COMPENSATION
                                          ---------------------------    --------------------
                                                                                   RESTRICTED
                                                                                     STOCK       ALL OTHER
                                                  SALARY      BONUS      OPTIONS     AWARDS     COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR     ($)        ($)(9)     (#)(2)     ($)(10)         ($)
---------------------------               ----   --------    --------    -------   ----------   ------------
George W. Haligowski....................  1998   $345,765    $344,144    45,000     $111,717      $62,751(3)
  Chairman of the Board, President        1997   $299,250    $374,050    20,000      111,717      $59,716(3)
  and Chief Executive Officer             1996   $293,316    $ 81,545(1)     --           --      $65,904(3)
Norval L. Bruce.........................  1998   $185,832    $ 71,251    30,000       33,849      $ 7,400(4)
  President and Chief Operating           1997   $131,670    $ 75,600     5,000       33,849      $ 7,780(4)
  Officer of Imperial Thrift and Loan     1996   $123,500          --        --           --      $ 8,277(4)
Michael A. Sicuro.......................  1998   $167,979    $ 78,375    25,000       32,697      $ 6,036(5)
  Managing Director and                   1997   $156,188    $ 62,327    15,000       32,697      $ 5,933(5)
  Chief Financial Officer of ITLA         1996   $ 68,521(8) $     --    25,000           --      $ 7,778(5)
    Capital
George J. Guarini.......................  1998   $178,667    $ 43,750     5,000       34,623      $ 6,552(6)
  President and Chief Executive           1997   $177,625    $ 88,200        --       34,623      $ 6,386(6)
  Officer of ITLA Funding                 1996   $119,334    $     --        --           --      $11,495(6)
Steven C. Romelt........................  1998   $138,750    $ 75,000    15,000       27,081      $14,805(7)
  Senior Vice President and Chief         1997   $114,583    $  9,508    25,000       27,081      $12,997(7)
  Lending Officer of Imperial             1996   $ 16,346(8) $     --        --           --      $ 1,558(7)
  Thrift and Loan

---------------
 (1) $55,000 of the 1996 bonus was deferred at the election of the named officer under ITLA Capital's Nonqualified Deferred Compensation Plan.

 (2) Options were granted on various dates and vest one-third on each of the three subsequent anniversary dates of issuance.

 (3) Consists of (a) $5,114 in auto related benefits, (b) $30,000 in supplemental housing payments, (c) $7,290 in life insurance premiums, (d) $4,800 in employer contributions to ITLA Capital's 401(k) plan and (e) $15,547 in preferential interest on employee savings accounts in 1998. The respective amounts were $4,288, $26,600, $7,100, $4,800 and $16,928 in 1997 and $21,000, $22,850, $6,950, $4,500 and $10,604 in 1996.

 (4) Consists of (a) $2,139 in auto related benefits, (b) $136 in life insurance premiums, (c) $4,800 in employer contributions to ITLA Capital's 401(k) plan and (d) $325 in preferential interest on employee savings accounts in 1998. The respective amounts were $2,296, $144, $4,800 and $540 in 1997 and $3,488, $576, $3,705 and $548 in 1996.

 (5) Consists of (a) $1,236 of auto related benefits, (b) $4,800 in employer contributions to ITLA Capital's 401(k) plan and (c) $0 in life insurance benefits in 1998. The respective amounts were $1,133, $4,800 and $0 in 1997 and $5,600, $2,043 and $132 in 1996.

 (6) Consists of (a) $1,429 of auto related benefits, (b) $4,800 in employer contributions to ITLA Capital's 401(k) plan and (c) $322 of preferential interest on employee savings accounts in 1998. The respective amounts were $1,013, $4,800 and $573 in 1997 and $10,200 $1,295 and $0 in 1996.

 (7) Consists of (a) $9,000 in auto related benefits, (b) $0 in life insurance premiums, (c) $4,800 in employer contributions to ITLA Capital's 401(k) plan and (d) $1,005 in preferential interest on employee savings accounts in 1998. The respective amounts were $9,000, $4, $3,993 and $0 in 1997 and $1,500, $58, $0 and $0 in 1996.

 (8) Partial year.

 (9) Includes ITLA Capital stock issued under the Recognition and Retention Plan in 1997 at a price of $14.50 per share.

(10) Includes ITLA Capital stock allocated to the Long-Term Supplemental Executive Retirement Plan under the Recognition and Retention Plan previously approved by the shareholders. Amounts have not been earned or vested. No cash or stock has been distributed to the named officers.

EMPLOYMENT AGREEMENT

     ITLA Capital has entered into an employment agreement with Mr. Haligowski. The employment agreement provides for an initial employment term of three years, with the agreement automatically annually extending for an additional one-year period unless either party provides the other with at least 90 days notice of the nonextension or termination. The employment agreement provides that ITLA Capital may terminate Mr. Haligowski "for cause," as defined in the employment agreement. In the event Mr. Haligowski is involuntarily terminated as defined in the employment agreement, including following a change of control as defined in the employment agreement, Mr. Haligowski will be entitled to receive during the remaining term of the agreement his base salary calculated at the highest annual rate during the three years prior to his involuntary termination (or for 36 months following the date of termination due to a change in control) and the average amount of cash bonus and incentive compensation paid for the two years prior to his involuntary termination, if any, the continuation of all employment related benefits for the 36 months following the date of termination and the immediate vesting of any stock options and restricted stock awards previously granted and outstanding. As a result of a change of control, Mr. Haligowski will also be retained as a consultant for an eighteen month period following the change in control at a monthly consulting fee equal to 75% of his base salary and an additional contribution to his account in ITLA Capital's Supplemental Executive Retirement Plan equal to 3.75 times his base salary. The annual base salary for Mr. Haligowski under the employment agreement is currently $350,000 (which may be increased from time to time by the Board of Directors). The employment agreement also provides for, among other things, annual incentive compensation, disability pay, participation in stock benefit plans, and other fringe benefits, including a supplemental housing payment of not less than $2,500 per month, an automobile allowance of not less than $1,750 per month, and life insurance coverage in an amount not less than four times Mr. Haligowski's annual salary. In addition, ITLA Capital shall maintain health, dental and life insurance benefits for the three years following an involuntary termination and transfer title to the ITLA Capital owned vehicle currently used by Mr. Haligowski.

CHANGE OF CONTROL AGREEMENTS

     ITLA Capital has entered into change of control agreements with Messrs. Bruce, Sicuro, Guarini and Romelt. The change in control agreements have initial terms of one year and shall automatically extend for additional one-year periods upon a change of control, as defined in the agreement, or upon their anniversary date, unless either party provides the other with at least 90 days notice of termination. These agreements provide that in the event the officer is terminated within 24 months following a change of control, as defined in the agreement, the officer shall be entitled to receive upon such termination an amount equal to the greater of the annualized salary as in effect on the date of the change of control or the date of termination for a period of eighteen months and a pro rata portion of his bonus from the previous year. In addition ITLA Capital shall maintain health, dental and life insurance benefits for the next 18 months for each officer and transfer title to the ITLA Capital owned vehicle currently used by the officer or, in the event the officer receives a monthly cash car allowance in lieu of a ITLA Capital vehicle, ITLA Capital shall pay an amount equal to 18 times the monthly allowance. The annual base salary for Messrs. Bruce, Sicuro, Guarini and Romelt is currently $182,000, $175,000, $179,000, and $145,000, respectively.

     Both the employment agreement and the change of control agreements also will provide that to the extent any payments made may be considered excess parachute payments under Section 280G of the Internal Revenue Code that are subject to excise tax, ITLA Capital shall pay an additional amount needed to ensure that the amount of payments and value of benefits received equals the same amount in the absence of any excise tax.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)

     The SERP provides that the Compensation Committee may make restricted stock awards under ITLA Capital's Recognition and Retention Plan (RRP) on a tax deferred basis through the SERP. The SERP provides that Mr. Haligowski shall receive an allocation annually, subject to the performance terms of the RRP, a restricted stock award equal to one-third of his base salary and all other participants shall receive an award equal to one-fifth of base salary subject to the approval of the Compensation Committee, which may also allocate a greater, lesser or no award in its discretion. For this purpose, each share of common stock has been valued at $9.00 per share, the fair market value of the common stock on the date of transfer to the SERP. A participant shall only have a vested right to amounts allocated to his account if the participant is employed on the last day of a three year vesting cycle, in the event of a change of control (as defined in the SERP), or upon normal retirement, death or disability. The last day of the first vesting cycle is December 31, 1999.

OPTION GRANTS FOR 1998

     The following table sets forth certain information concerning the number and value of stock options grants for the named executive officers in 1998. No stock appreciation rights have been granted pursuant to the Stock Option Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS                               POTENTIAL REALIZABLE VALUE
                                     ------------------------                             AT ASSUMED ANNUAL RATES
                                                 % OF TOTAL                                   OF STOCK PRICE
                                                  OPTIONS       EXERCISE                  APPRECIATION FOR OPTION
                                     OPTIONS     GRANTED TO     OR BASE                            TERM
                                     GRANTED     EMPLOYEES       PRICE     EXPIRATION   ---------------------------
NAME                                   (#)     IN FISCAL YEAR    ($/SH)       DATE          5%             10%
----                                 -------   --------------   --------   ----------   -----------   -------------
George W. Haligowski...............  45,000         22.5%        $18.00     2/02/08      $509,405      $1,290,931
Norval L. Bruce....................  30,000         15.0%        $18.00     2/02/08      $339,603      $  860,621
Michael A. Sicuro..................  25,000         12.5%        $18.00     2/02/08      $283,003      $  717,184
George J. Guarini..................   5,000          2.5%        $18.00     2/02/08      $ 56,601      $  143,437
Steven C. Romelt...................  15,000          7.5%        $18.00     2/04/08      $169,802      $  430,310

     The following table sets forth certain information concerning the number and value of stock options at December 31, 1998 held by the named executive officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       OPTION VALUES AT DECEMBER 31, 1998

                                                                                                VALUE OF
                                                                  NUMBER OF                    UNEXERCISED
                                                                 UNEXERCISED                  IN-THE-MONEY
                                                                 OPTIONS AT                    OPTIONS AT
                                  SHARES                         FY-END (#)                   FY-END ($)(1)
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
                                 EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                                (#)         ($)          (#)            (#)            ($)            ($)
----                            -----------   --------   -----------   -------------   -----------   -------------
George W. Haligowski..........      --          N/A        291,667        58,333       $1,464,792       $ 8,333
Norval L. Bruce...............      --          N/A         41,667        33,333       $  206,042       $ 2,083
Michael A. Sicuro.............      --          N/A         21,667        43,333       $   15,625       $12,500
George J. Guarini.............      --          N/A         40,000         5,000       $  205,000       $    --
Steven C. Romelt..............      --          N/A          8,333        31,667       $    5,208       $10,417

---------------
(1) The difference between the aggregate option exercise price and the closing price of $15.125 of the underlying shares at December 31, 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") has furnished the following report on executive compensation:

     Compensation Policies. Under the supervision of the Board of Directors, ITLA Capital has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of ITLA Capital, and thus shareholder value, by closely aligning the financial interests of ITLA Capital's employees, including its Chief Executive Officer and ITLA Capital's other senior management, with those of its shareholders.

     The executive compensation program of ITLA Capital is designed to:

     - Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

     - Motivate employees to assume increased responsibility and reward them for their achievement;

     - Provide compensation opportunities that are comparable to those offered by other leading companies, allowing ITLA Capital to compete for and retain talented executives who are critical to ITLA Capital's long-term success; and

     - Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

     At present, the executive compensation program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options and restricted stock awards, and miscellaneous benefits typically offered to executives by major corporations. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the market place, based on an independent consultant's survey of salary competitiveness of other financial institutions. The Committee intends to be advised periodically by independent compensation consultants concerning salary competitiveness.

     As to Mr. Haligowski and other executive officers, as an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on ITLA Capital performance incentives rather than on salary. Reliance on ITLA Capital performance causes greater variability in the individual's total compensation from year to year. By varying annual and long-term compensation and basing both on corporate performance, ITLA Capital believes executive officers are encouraged to continue focusing on building profitability and shareholder value.

     Salaries. With respect to Mr. Haligowski's base salary, this Committee took into account a comparison of salaries of chief executive officers of local financial institutions and maintained Mr. Haligowski's salary at $350,000 as of January 1, 1999. Likewise, each executive officer's base salary was determined utilizing financial institution compensation surveys.

     Stock Option Awards. ITLA Capital's Employee Stock Option Plan is designed to align a significant portion of the executive compensation program with shareholder interests. The Employee Stock Option Plan provides for the granting of stock-based awards. To date, the only type of award granted under the Employee Stock Option Plan to executive officers and other key employees consists of stock options.

     Restricted Stock Awards. ITLA Capital has adopted the Recognition and Retention Plan ("RRP"), the purpose of which is to promote the long-term interests of ITLA Capital and its shareholders by providing a means for attracting and retaining officers and employees of ITLA Capital and its affiliates. Under the RRP, awards of restricted shares of ITLA Capital's common stock may be made to employees as additional long-term incentive compensation. Every employee of ITLA Capital is eligible to be considered for the grant of awards under the RRP. The maximum number of shares of common stock which may be issued pursuant to the RRP is 300,000 shares over the ten year life of the plan. No RRP shares may be granted in any fiscal year in which the Imperial Thrift and Loan fails to maintain an "adequately capitalized" designation under the FDIC regulations and fails to achieve a return on average assets of at least 50 basis points for the fiscal year. The RRP is administered by the Compensation Committee of the Board which has a wide degree of flexibility, within the provisions of the RRP, in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto.

     In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as ITLA Capital. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of ITLA Capital's executive officers is below the $1 million threshold, ITLA Capital has not yet considered its policy regarding this provision.

                Jeffrey L. Lipscomb               Hirotaka Oribe

SHAREHOLDER RETURN PERFORMANCE PRESENTATION*

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on ITLA Capital's Common Stock against the cumulative total return of the SNL All Thrift Index and the Nasdaq Market Index for the period commencing October 27, 1995 and ended December 31, 1998.

                                                ITLA CAPITAL CORPORATION       NASDAQ - TOTAL U.S.        SNL ALL THRIFT INDEX
                                                ------------------------       -------------------        --------------------
10/27/95                                                 100.00                      100.00                      100.00
12/31/95                                                 107.69                      102.87                      106.82
6/30/96                                                  129.67                      116.45                      111.47
12/31/96                                                 131.87                      126.50                      139.19
12/31/97                                                 169.23                      155.19                      236.83
12/31/98                                                 132.97                      218.16                      208.30

---------------
* Assumes $100 invested on October 27, 1995. Total return assumes reinvestment of dividends.

CERTAIN TRANSACTIONS

     During the year, ITLA Capital utilized the services of Tisdale & Nicholson. Director Mayuga is a partner in that law firm. During 1998, this law firm received $4,857 in legal fees from ITLA Capital, which was not in excess of 5% of the firm's total revenues during 1998.

     During the year, ITLA Capital utilized the services of a public relations firm which is owned by Director Lipscomb's spouse. During 1998, this public relations firm received $35,873 in fees from ITLA Capital.

PROPOSAL II -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has renewed ITLA Capital's arrangement for Arthur Andersen LLP to be its independent auditors for the 1999 fiscal year, subject to the ratification of the appointment by ITLA Capital's shareholders. A representative of Arthur Andersen LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires. Ratification of the appointment of independent auditors requires approval of a majority of the votes cast on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS ITLA CAPITAL'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                             STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in ITLA Capital's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at ITLA Capital's executive office at 888 Prospect Street, Suite 110, La Jolla, California 92037 no later than February 22, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. Otherwise, any stockholder proposal to take action at such meeting must be received at ITLA Capital's executive office at 888 Prospect Street, Suite 110 La Jolla, California 92037 by June 1, 2000; provided, however, that in the event that the date of the annual meeting is held before July 10, 2000 or after September 28, 2000, the stockholder proposal must be received not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made. All stockholder proposals must also comply with ITLA Capital's by-laws and Delaware law.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by ITLA Capital. ITLA Capital will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of ITLA Capital may solicit proxies personally or by telegraph or telephone, without additional compensation. ITLA Capital has retained Regan & Associates, Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $1,500, plus reasonable out of pocket expenses.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ GEORGE W. HALIGOWSKI
                                          George W. Haligowski
                                          Chairman of the Board, President and
                                          Chief Executive Officer

La Jolla, California
June 21, 1999

                                REVOCABLE PROXY
                            ITLA CAPITAL CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS -- JULY 30, 1999

    The undersigned hereby appoints the Board of Directors of ITLA Capital Corporation ("ITLA Capital"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of ITLA Capital which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on July 30, 1999 at the Radisson Hotel at 3299 Holiday Court, La Jolla, California, at 1:00 p.m. (California Time), and at any and all adjournments thereof, as follows:

    I. The election as directors of all nominees listed below (except as marked to the contrary)

                       [ ]  FOR        [ ]  VOTE WITHHELD

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE IN THAT NOMINEE'S NAME BELOW.

              GEORGE W. HALIGOWSKI                 HIROTAKA ORIBE

    II. The ratification of the appointment of Arthur Andersen LLP as independent auditors for ITLA Capital for the fiscal year ending December 31, 1999.
                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.
      The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    This proxy may be revoked at any time before it is voted by: (i) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of ITLA Capital prior to the exercise of this proxy; (ii) filing with the Secretary of ITLA Capital at or before the Meeting a written notice of revocation bearing a later date than the proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt from ITLA Capital prior to the execution of this Proxy, of Notice of the Meeting, a related Proxy Statement and ITLA Capital's Annual Report to Stockholders for the fiscal year ended December 31, 1998.

                                                       Dated: ------------------

                                                       -------------------------
                                                       PRINT NAME OF STOCKHOLDER

                                                       -------------------------
                                                       SIGNATURE OF STOCKHOLDER

                                                       Please sign exactly as
                                                       your name appears above
                                                       on this card. When
                                                       signing as attorney,
                                                       executor, administrator,
                                                       trustee or guardian,
                                                       please give your full
                                                       title. If shares are held
                                                       jointly, each holder
                                                       should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE